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                                                                 Exhibit (j)(1)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 14, 2003, relating to the financial statements and financial highlights of MONY Series Fund, Inc., which appears in the December 31, 2002 Annual Report to the Shareholders and Board of Directors of MONY Series Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 23, 2003